Exhibit 10.8

                              SOFTNET SYSTEMS, INC.
                           EMPLOYEE STOCK OPTION PLAN


     1. STATEMENT OF PURPOSE. The purpose of this Softnet Systems, Inc. Employee Stock Option Plan (the "Plan") is to benefit Softnet Systems, Inc. (the "Company") and Micrographics Technology Corporation ("MTC"), a wholly-owned subsidiary of the Company, by offering certain present employees of MTC a favorable opportunity to become holders of Softnet common stock, with $0.01 par value per share ("Common Stock"), thereby giving them a permanent stake in the growth and prosperity of both the Company and MTC and encouraging the continuance of their involvement with the Company.

     2. ADMINISTRATION - COMMON STOCK AVAILABLE. The Plan shall be administered by the Compensation Committee of the Company, or any other committee of the Board of Directors of the Company (the "Board") designated by the Board to administer the Plan and composed of not less than two outside directors, as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), each of whom, to the extent necessary to comply with Rule 16b-3 (as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")) only, is a "disinterested person" within the meaning of Rule 16b-3. Notwithstanding the foregoing, the maximum number of options which may be granted to any one participant under this Plan shall not exceed 4000 shares of Common Stock, subject to the adjustments provided in Section 10 hereof and no options under this Plan shall be granted after 10 years from the date this Plan is adopted by the Board. Subject to adjustment as provided in Section 10, the number of shares of Common Stock available for granting options under the Plan shall be 40,000.

     3. ELIGIBILITY. Those employees of the Company to whom options are granted under the Plan are identified on Exhibit A attached hereto.

     4. GRANTING OF OPTIONS. The Board of Directors of the Company has approved the grant of options to the MTC employees and in the amounts as are set forth in Exhibit A hereto. Options granted under the Plan are intended to be treated as incentive stock options as defined in Section 422 of the Code.

     Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be continued in the employment of MTC, or interfere in any way with the right of MTC to terminate his or her employment at any time.

     5. OPTION PRICE. The options shall be granted at an exercise price, subject to the provisions of Section 10 hereof, equal to the fair market value at the time the option is granted, of the shares of Common Stock subject to the option.

     6. DURATION OF OPTIONS, INCREMENTS, AND EXTENSIONS. Subject to the provisions of Section 8 hereof, each option shall be for a term of 10 years. Each option shall become exercisable with respect to 1/3 of the total number of shares subject to the option on September 15, 1995, an additional 1/3 on September 15, 1996, and the balance on September 15, 1997 (the "Vesting Schedule"). Subject to the foregoing and subject to the provisions of Section 8 hereof, all or any part of the shares to which the right to purchase has vested may be purchased at the time of such vesting or at any time or times thereafter during the option period.

     7. EXERCISE OF OPTION. An option may be exercised by giving written notice to the Company, attention of the Vice President - Finance, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash or by check, or, if so approved by the Board of Directors, by shares of the Common Stock of the Company or by a combination of these methods of payment. For this purpose, the per share value of Common Stock of the Company shall be the fair market value on the date of exercise.

     At any time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration, or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent, or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     At the time of the exercise of any option, the Company may require, as a condition of the exercise of such option, the optionee to pay the Company an amount equal to the amount of tax the Company may be required to withhold to obtain a deduction for federal income tax purposes as a result of the exercise of such option by the optionee.

     8. TERMINATION OF RELATIONSHIP-EXERCISE THEREAFTER. In the event the relationship between MTC and an employee who is an optionee is terminated for any reason other than death, permanent disability, termination by the Company without cause, or retirement, such optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. Temporary absence from employment because of illness, vacation, and approved leaves of absence shall not be considered to terminate employment or to interrupt continuous employment.

     In the event of termination of said relationship because of death or permanent disability (as that term is defined in section 22(e)(3) of the Code, as now in effect or as subsequently amended), the option may be exercised to the extent that any portion thereof would be exercisable on the date of such death or permanent disability pursuant to the Vesting Schedule described in Section 6 hereof, by the optionee or, if he or she is not living, by his or her heirs, legatees, or legal representative, as the case may be, during its specified term prior to one year after the date of death or permanent disability. In the event of termination of employment by the Company without cause, or by the employee because of retirement, the option may be exercised by the optionee (or, if he or she dies after such termination, by his or her heirs, legatees, or legal representative, as the case may be), at any time during its specified term prior to 90 days after the date of such termination, but only to the extent the option was exercisable at the date of such termination.

     9. NON-TRANSFERABILITY OF OPTIONS. During the lifetime of the optionee, options shall be exercisable only by the optionee, and options shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by (a) the Code or (b) Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     10. ADJUSTMENT. The number of shares subject to options granted under the Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock of the Company is changed by any stock dividend, stock split or combination of shares, the number of shares subject to options granted hereunder shall be appropriately adjusted; (b) in the event of any recapitalization or reclassification of the shares of the Company, or of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Board of Directors, for each share of Common Stock then subject to an outstanding option to the number and kind of shares of stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Board of Directors of the Company shall provide for an equitable adjustment in the number of shares of Common Stock then subject to outstanding options. In the event of any such adjustment the purchase price per share shall be appropriately adjusted.

     11. RULE 16B-3 SIX-MONTH LIMITATIONS. Notwithstanding anything herein to the contrary, to the extent required in order to maintain the exemption provided under Rule 16b-3, at least six months must elapse from the date of acquisition of an option to the date of disposition of the option (other than upon exercise or conversion) or its underlying equity security.

     12. AMENDMENT OF PLAN. The Board of Directors may amend or discontinue the Plan at any time; provided, however, that no such amendment or discontinuance shall materially adversely affect any options previously granted without the consent of the optionee or violate any contractual limitation on the Company.

     13.  EFFECTIVE DATE.   The Plan was adopted and authorized by the Board of
Directors on September 15, 1995 for submission to the stockholders of the Company. If the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company voting in person or by proxy at a duly held stockholders' meeting, or by the written unanimous consent of all of the stockholders of the Company, the Plan shall be deemed to have become effective on September 15, 1995. Options may be granted under the Plan prior to approval by the stockholders of the Company and, in each such case, the date of grant shall be deemed to be the date of approval of the Plan by stockholders of the Company; provided, however, that if the Plan is not approved by stockholders, all options granted hereunder shall be cancelled and void.

     14. GOVERNMENT REGULATIONS. This Plan and the granting and exercise of any option hereunder and the obligation of the Company to sell and deliver shares under any such option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

     15. PROCEEDS FROM SALE OF SHARES. Proceeds of the purchase of option shares by any option holder shall be for the general business purposes of the Company.

     16. GOVERNING LAW. This Plan shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and the federal laws of the United States of America.

Dated:  ______________, 1995